                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical and Pro Forma Financial Data" and "Experts" and to the use of our report dated
January 5, 1996 (except Note 12, as to which the date is           , 1996), in
the Registration Statement (Form S-1) and related Prospectus of Dominick's Supermarkets, Inc. for the registration of its common stock.

Chicago, Illinois

--------------------------------------------------------------------------------

The foregoing consent is in the form that will be signed upon the completion of the stock split prior to the effective date of the Registration Statement as described in Note 12 to the financial statements.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

October 4, 1996